Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

June 11, 2026

Acadia Realty Trust
411 Theodore Fremd Avenue

Suite 300

Rye, New York 10580

Re:          Registration Statement on Form S-3 (File No. 333-275356)

Ladies and Gentlemen:

We have served as Maryland counsel to Acadia Realty Trust, a Maryland real estate investment trust (the “Trust”), in connection with certain matters of Maryland law relating to the offering and sale of up to 10,350,000 common shares (the “Shares”) of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Trust (including up to 1,350,000 Shares which the Underwriters (as defined below) have the option to purchase), pursuant to the Underwriting Agreement, dated June 9, 2026 (the “Underwriting Agreement”), by and among the Trust, Acadia Realty Limited Partnership, a Delaware limited partnership for which the Trust is the sole general partner, the Forward Sellers (as defined in the Underwriting Agreement), the Forward Purchasers (as defined in the Underwriting Agreement) and BofA Securities, Inc., Jefferies LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Trust will issue and sell any Shares (such Shares, if and to the extent so issued and sold by the Trust, the “Trust Shares”) that the Forward Sellers do not sell and deliver to the Underwriters. The Trust will also issue, sell and/or deliver up to 12,937,500 Common Shares (the “Confirmation Shares”), upon settlement of one or more Forward Sale Agreements (as defined below).

In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.             The above-referenced Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

2.             The Trust’s Prospectus, dated November 6, 2023 (the “Base Prospectus”), as supplemented by a Prospectus Supplement, dated June 9, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), with respect to the offering and sale of the Shares (the “Offering”), each in the form in which it was transmitted to the Commission, including, in the case of the Prospectus Supplement, pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

Acadia Realty Trust
June 11, 2026

3.             The Declaration of Trust of the Trust, as amended and supplemented (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.             The Amended and Restated Bylaws of the Trust, certified as of the date hereof by an officer of the Trust;

5.             A certificate of the SDAT as to the good standing of the Trust, dated as of a recent date;

6.             Resolutions adopted by the Board of Trustees of the Trust, or a duly authorized committee thereof (collectively, the “Resolutions”), relating to, among other matters, the registration, offering and sale of the Shares and the issuance, sale and/or delivery of any Trust Shares and the Confirmation Shares, certified as of the date hereof by an officer of the Trust;

7.             The Underwriting Agreement;

8.             Four letter agreements, each dated June 9, 2026 (the “Existing Forward Sale Agreements”), between the Trust and one of the Forward Purchasers in relation to the offering and sale of the Shares;

9.             A certificate executed by an officer of the Trust, dated as of the date hereof; and

10.           Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Trust) is duly authorized to do so.

3.             Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Acadia Realty Trust
June 11, 2026

4.             All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.             The Shares and the Confirmation Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Declaration of Trust.

6.             Upon the issuance of any Confirmation Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Trust is then authorized to issue under the Declaration of Trust.

7.             Each letter agreement entered into between the Trust and any Forward Purchaser in connection with the exercise by the Underwriters of an option to purchase additional Common Shares (each, a “Future Forward Sale Agreement” and, together with the Existing Forward Sale Agreements, the “Forward Sale Agreements”) will not differ in any manner material to this opinion from the Existing Forward Sale Agreements.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             The issuance of the Trust Shares has been duly authorized and, when and if issued and delivered by the Trust against payment therefor in accordance with the Underwriting Agreement, the Resolutions, the Registration Statement and the Prospectus, the Trust Shares will be validly issued, fully paid and nonassessable.

3.             The issuance of the Confirmation Shares has been duly authorized and, when and if issued and delivered by the Trust against payment therefor in accordance with the applicable Forward Sale Agreement, the Resolutions, the Registration Statement and the Prospectus, the Confirmation Shares will be validly issued, fully paid and nonassessable.

Acadia Realty Trust
June 11, 2026

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Trust’s Current Report on Form 8-K relating to the Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP